AMENDMENT NUMBER ONE
                                          TO
                              AVONDALE INDUSTRIES, INC.
                                 401(K) SAVINGS PLAN


               WHEREAS, Avondale Industries, Inc., ("Employer") is the sponsor of the Avondale Industries, Inc. 401(k) Savings Plan (the "Plan") which was adopted effective January 1, 1996;

               WHEREAS, the Plan can be amended by the Employer.

               WHEREAS, it is desirable to amend the Plan as required or allowed by the Family and Medical Leave Act of 1993, the Uniformed Services Employment and Reemployment Rights Act of 1994, and the Small Business Job Protection Act of 1996; to clarify the employees who are eligible to participate; to change "Year of Service" from an elapsed time method to an Hours of Service method; and to make further clarifications:

               NOW, THEREFORE, as authorized by Section 13.1, the Plan is hereby amended, effective as of the date executed, unless stated otherwise, as follows:

                                          I.

               The family aggregation rules under Code Sections 401(a)(17) and 414(q)(6) are hereby deleted for all Plan Years beginning after 1996. This applies to the last two sentences of the last paragraph of Section 1.9, Compensation, and the sixth paragraph of Section 1.23, Highly Compensated Employee. These provisions continue to apply for Plan Years beginning prior to January 1, 1997.

                                         II.

               Article I, Section 1.9, Compensation is amended, effective January 1, 1996, to add the following paragraph at the end, to read as follows:

                         The  Compensation of a Returning Veteran
                    for a prior year in which a makeup contribution is required under the Uniformed Services Employment and Reemployment Rights
                    Act shall be (a) the pay the Returning Veteran would have received if not in the Uniformed Services (including wage increases and bonuses) or (b) if it is not "reasonably certain" what the pay rate during the Uniformed Services would have been, the Returning Veteran's average earnings during the twelve months (or shorter period, if applicable) prior to the Service in the Uniformed Services.

                                         III.

               Article I, Section 1.9(b) is amended, effective January 1, 1997, to add the following sentence at the end:

                         Beginning   in   Plan   Year  1997,  the
                    reference to an Employee's Section 415 Compensation includes any amount an Employee contributes to a qualified plan under Section 401(k) or Section 125 of the Code.

                                         IV.

               Article I, Section 1.12 is amended and restated to read as follows:

                         1.12 An Eligible Employee shall mean any
                    Employee of a Participating Employer; provided, however, that an Eligible Employee shall not include: (a) any Employee who is included in a unit of employees covered by a negotiated collective bargaining agreement which does not provide for his participation in this Plan; (b) any Employee who is providing services pursuant to an oral or written contract or leasing arrangement with an unrelated employer, including any Employee who under a Participating Employer's standard personnel practices, is deemed a subcontractor or a leased employee; (c) any Employee who is a Leased Employee; (d) any Employee who, under a Participating Employer's standard personnel practices, is deemed an independent contractor (without regard to such person's status for Federal income tax purposes and without regard to any subsequent determination that such person is a common law employee) and (e) any Employee who, under a Participating Employer's standard personnel practices, is deemed a contractor, jobber, or a consultant. All determinations shall be made in the sole discretion of the Participating Employer in a uniform non-discriminatory manner.

                                          V.

               Article I, Section 1.13, Employee, is amended and restated to read as follows:

                         1.13 Employee shall mean any person  who
                    is employed by a Participating Employer or Non-Participating Employer as a common law employee receiving remuneration subject to withholding for purposes of the Federal Insurance Contribution Act (except that Leased Employees as described in Section 414(n)(2) of the Code shall be considered Employees solely for purposes of determining whether the requirements of Section 414(n)(3) of the Code are satisfied). A director of the Company is not eligible for participation in the Plan unless he is also an Employee.

                                         VI.

               Article I is amended to add Section 1.20A, effective with respect to each Employee as of the first Employment Year beginning on or after January 1, 1997, to read as follows:

                         1.20A  Employment  Year shall  mean  the
                    twelve consecutive month period of employment commencing on the date the Employee performs his first Hour of Service for the Employer and each anniversary thereof.

                                         VII.

               Article I,  Section  1.23,  Highly  Compensated Employee, is
          amended,  effective  January  1,  1997,  to  add   the  following
          paragraph at the end, to read as follows:

                         Highly    Compensated    Employee,    as
                    determined for any Plan Year after the Plan Year ending December 31, 1996, means any Employee who (a) was a 5% owner (as defined at Section 416(i)(1)(B)(i) of the Code) at any time during the current year or the previous year or (b) received Compensation in excess of $80,000 (as adjusted after 1997 under Code Section 414(q)(1)) in the preceding Plan Year and was one of the highest-paid 20% of Employees.

                                        VIII.

               Article I, Section 1.24,  Hour of Service, is amended to add
          a new paragraph (d), effective   January  1,  1996,  to  read  as
          follows:

                         (d)  If  an  Employee is absent from his
                              or her employment with the Employer
                              for  any  period   on   account  of
                              (i) Parental  Absence, or  (ii) any
                              period  of leave  recognized  under
                              the Family and Medical Leave Act of
                              1993   such   Employee   shall   be
                              credited  with  sufficient Hours of
                              Service (not in excess  of  501  in
                              any  Plan  Year) so that a Break in
                              Service does  not  occur  in either
                              the  Employment Year in which  such
                              absence   begins   (if   credit  is
                              required  to  preclude  a Break  in
                              Service  in  such year) or  in  the
                              immediately  following   Employment
                              Year  (if no credit was awarded  in
                              the   preceding    year).    If   a

                              Returning Veteran was  absent  from
                              his  or  her  employment  with  the
                              Employer  on  account of Service in
                              the    Uniformed   Services,    the
                              Returning Veteran shall be credited
                              with sufficient Hours of Service so
                              that a Break  in  Service  does not
                              occur.   For  purposes of computing
                              Hours  of  Service  credited  under
                              this  paragraph  (d),  an  Employee
                              shall be credited with (i) Hours of
                              Service  which  would  otherwise be
                              credited  to such Employee  without
                              regard to the  absence,  or  (ii) 8
                              Hours  of  Service for each day  of
                              the absence.  The Committee, in its
                              sole   discretion,    may   require
                              (i) evidence that the absence is on
                              account  of a reason enumerated  in
                              this     paragraph     (d),     and
                              (ii) evidence as to the duration of
                              the absence.

                                         IX.

               Article I, Section 1.24(b), Hour of Service, is amended, effective January 1, 1996 to delete the phrase "military service" and to restate the second to the last paragraph, to read as follows:

                    To the extent not credited above, Hours of Service will also be credited, for vesting purposes, based on the customary work week of the Employee for periods of Service in the Uniformed Services (as required by applicable law).

                                          X.

               Article I is amended to add Section 1.24A, to read in its entirety as follows:

                         1.24A  A  Leased Employee shall mean any
                    person (excluding a person who is a common law employee of the Participating Employer or Non-Participating Employer) who, pursuant to an agreement between a Participating Employer (or an Affiliated Company) and any other person ("leasing organization") has performed services for the Participating Employer (or an Affiliated Company) and related persons determined in accordance with Section 414(n)(6) of the Code, on a "substantially full-time basis" for a period of at least one year and: for Plan Years after 1996, such services are performed under the primary direction or control of a Participating Employer (or an Affiliated Employer); for

                    Plan Years prior to 1997, such services are of the type historically performed, in the business field of the Participating Employer (or an Affiliated Employer) by employees.

                         A person is considered to have performed
                    services on a "substantially full-time basis" for a period of at least one year if:
                    (a) during any consecutive 12-month period such person has performed at least 1,500 Hours of Service for the Employer or
                    (b) during any consecutive 12-month period such person performed services for the Employer for a number of Hours of Service at least equal to 75% of the average number of hours that are customarily performed by an employee of the Employer in the particular position.

                         Such  a  person will  not  be  a  Leased
                    Employee if the person (a) is covered by a money purchase pension plan providing (i) a nonintegrated employer contribution rate of at least 10% of such person's W-2 wages, (ii) immediate participation, and (iii) full and immediate vesting, and (b) provided, the Leased Employee, determined without regard to whether such person is a participant in the above described money purchase plan, do not constitute more than 20 percent of the recipient's nonhighly compensated workforce.

                         In  the  event  that any Leased Employee
                    subsequently becomes an Eligible Employee, then unless the Plan is otherwise excluded by applicable Treasury Regulations from the requirements of Code Section 414(n), the total period that such former Leased Employee provided services to the Participating Employer shall be treated under the Plan, for participation eligibility and vesting purposes as though he had been an Employee of the Participating Employer or Non-Participating Employer.

                                         XI.

               Article I, Section 1.29, One Year Break in Service or Break in Service, is amended, effective with respect to each Employee as of his first Employment Year beginning on or after January 1, 1997, to read as follows:

                         One  Year  Break  in Service or Break in
                    Service shall mean an Employment Year in which a Participant has 500 or less Hours of Service.

                                         XII.

               Article  I,  Section  1.31,  Participant,   is  amended  and
          restated to read as follows:

                         Participant  shall mean (a) any Eligible
                    Employee who satisfies the participation requirements set forth in Article II, and
                    (b) any former Employee on whose behalf an Account continues to be maintained in the Plan pursuant to Article II. An Eligible Employee remains a Participant as long as he has an Account balance, as provided in
                    Section 2.2.

                         In the event the  Plan fails to pass the
                    coverage requirements of Section 410(b) of the Code for a Plan Year, certain Employees will be given "Eligible Employee" status in a number necessary to satisfy the coverage requirements of Section 410(b) of the Code. "Eligible Employee" status will be given to certain Employees beginning first with the Employee who has both satisfied the participation requirements of Article II and has the most recent original employment date and continuing in descending original employment date order, to the extent necessary for the Plan to pass the coverage requirements of Section 410(b) of the Code. If two or more Employees have satisfied the participation requirements of Article II and have the same original employment date, Employees will be given "Eligible Employee" status determined in alphabetical order of the Employees' last names until the coverage requirements are met. Coverage under this paragraph only applies to the year in question.

                                        XIII.

               Article I is amended to add the following Section 1.34A, effective January 1, 1996, to read in its entirety as follows:

                         Section  1.34A Returning Veteran means a
                    reemployed Employee who gave notice to the Company of his impending service in the Uniformed Services, (unless such notice was precluded by military necessity or was otherwise impossible or unreasonable), and the cumulative length of absence from the Company by reason of Service in the Uniformed Services does not exceed five years.

                                         XIV.

               Article I, is amended to add a new Section 1.34B, Required Beginning Date to read in its entirety as follows:

                         1.34B   Required  Beginning  Date  shall
                    mean, effective January 1, 1997, for anyone other than a 5% owner (as defined in Code
                    Section 416(i)(1)(B)(i)) April 1st of the calendar year following the later of (a) the calendar year in which the employee attains age 70 1/2, or (b) the calendar year in which the Employee terminates employment with the Employer. For Plan Years beginning prior to January 1, 1997, Required Beginning Date shall mean April 1st of the calendar year following the calendar year in which a Participant attains age 70 1/2.

                                         XV.

               Article I is amended to add the following Section 1.34C, effective January 1, 1996, to read in its entirety as follows:

                         Section  1.34C  Service in the Uniformed
                    Services means the performance of duty on a voluntary or involuntary basis in a
                    "Uniformed  Service"  and  includes:   active
                    duty, active duty for training, initial active duty for training, inactive duty training, full-time National Guard duty, and a period for which a person is absent from a position of employment for the purpose of an examination to determine the fitness of the person to perform any such duty. The "Uniformed Services" include the Armed Forces, the Army National Guard, and the Air National Guard when engaged in active duty for training, inactive duty training, or full-time National Guard duty; the commissioned corps of the Public Health Service; and any other category of persons designated by the President of the United States in time of war or emergency.

                                         XVI.

               Article I, Section 1.36, Service Termination Date is deleted
          effective  with  respect  to  each  Employee  as   of  his  first
          Employment Year beginning on or after January 1, 1997.

                                        XVII.

               All references to Service Termination Date throughout the Plan are changed to termination of employment with the Employer.

                                        XVIII.

               Article I, Section 1.42, Year of Service, is amended to read as follows:

                         1.42 Year  of  Service  shall  mean  any
                    Employment Year beginning on or after January
                    1,  1997  in which an Employee completes 1000

                    Hours of Service with the Employer. An Employee's Years of Service include all periods counted as the Employee's Years of Service earned prior to 1997 under Plan provisions then in effect.

                         All the Employee's Years of Service with
                    the Employer shall be taken into account including service prior to the year the Employee meets the definition of Eligible Employee, for purposes of satisfying the Plan's eligibility requirements and for calculating a Participant's Vested Interest in his Employer Contribution Account unless such periods of service are disregarded pursuant to Section 2.3 of the Plan.

                                         XIX.

               The phrase "Service Termination Date" in Article II, Section
          2.3 is replaced with "terminated employment."

                                         XX.

               Article III, Section 3.4, Dollar Limitation, is amended, effective January 1, 1996, to add the following paragraph at the end:

                         However,  a Returning Veteran is allowed
                    to make the Employee Deferrals that he or she could have made if employed during the period of Service in the Uniformed Services. The makeup Employee Deferrals can be made over a period of years equal to three times the period of Uniformed Service, not to exceed five years. The makeup Employee Deferrals cannot exceed the amount that the Returning Veteran could have contributed during his Service in the Uniformed Services, and shall be deemed to apply to the earliest period of such service first.

                                         XXI.

               Article III, Section 3.6, Non-Discrimination Rules, paragraph (d) Special Rules in Connection with ADP Testing, is amended, effective January 1, 1996 to add the following subparagraph:

                    (vii)Makeup  Employee  Deferrals  made  by  a
                         Returning Veteran shall not be subject to the ADP test.

                                        XXII.

               Article IV, Section 4.1, Matching Contribution, is amended, effective October 13, 1996, to add the following paragraph at the end:

                         If  a  Returning  Veteran  makes  makeup
                    Employee Deferrals described in Section 3.4, the Company will make the Matching Contributions, if any, that would have been made to the account of the Returning Veteran if he or she had made the Employee Deferrals in the years to which they apply. The
                    Returning  Veteran  will not be eligible  for
                    (i) an allocation of earnings before such contributions are made, or (ii) forfeitures allocated during the period of military service. The allocation of Matching Contributions will be made no later than the time allowed under the Internal Revenue Service's interpretation of the Act.

                                        XXIII.

               Article  IV,  Section   4.2,  Forfeitures,  is  amended  and
          restated to read as follows:

                         4.2  Forfeitures.   After  a  forfeiture
                    occurs, the forfeiture shall be applied to reduce matching contributions, determined by the Board of Directors pursuant to Section 4.1, until the forfeitures are used up. Until applied in this way, the forfeitures are held in the Trust and will continue to share in the allocation of earnings.

                                        XXIV.

               Article IV, Section 4.5, Discrimination Test - Matching Contributions, paragraph (d) Special Rules, is amended, effective January 1, 1996, to add a new subparagraph, to read as follows:

                    (vi) Makeup   Matching   Contributions  to  a
                         Returning Veteran are not subject to the ACP test.

                                         XXV.

               The last sentence of Article V, Section 5.2, Allocation of Employer Discretionary Contributions, is deleted.

                                        XXVI.

               Article V, Section 5.2, Allocation of Employer Discretionary Contributions, is amended, effective January 1, 1996, to add the following at the end of the first paragraph, to read as follows:

                         The Returning Veteran who is entitled to
                    an allocation under the Uniformed Services Employment and Reemployment Rights Act (the "Act") shall receive an allocation of the employer contribution that he or she would have received if he or she had been employed. The Returning Veteran will not be eligible for (i) an allocation of earnings before such contributions are made, or (ii) forfeitures allocated during the period of military service. The allocation will be made no later than the time allowed under the Internal Revenue Service's interpretation of the Act.

                                         27.

               Article VI, Section 6.4(a), Forfeitures, is amended and restated to read as follows:

                         (a)  The   non-vested   portion   of   a
                              Participant's   Accounts  shall  be
                              forfeited at the  end  of  the Plan
                              Year   in   which   he   incurs   5
                              consecutive   One  Year  Breaks  in
                              Service, and shall  be  reallocated
                              among   the   Accounts   of  Active
                              Participants as provided in Section
                              4.2.

                                         28.

               The last sentence of Article VI, Section 6.6(c)(i) is hereby deleted.

                                         29.

               Article VII, Section 7.3, Annual Additions, is amended, effective January 1, 1996, to add the following sentence at the end of the first paragraph:

                         Makeup   contributions   by    and   for
                    Returning Veterans will be subject to this limitation with respect to the year to which the contributions relate, not in the year in which the contributions are made.

                                         30.

               Article X, Section 10.1 is amended and restated, effective January 1, 1997, to read as follows:

                         10.1  Time  of  Payment.   A Participant
                    shall be eligible to receive a distribution of his Vested Interest when he has terminated employment.

                    Such a Participant shall be entitled to receive his Vested Interest at any time that he elects, provided that payment cannot be made sooner than 30 days following his date of termination and no later than the later of the Participant's Normal Retirement Age or his date of termination of employment. A distribution is based upon the value of the Participant's Vested Interest as of the Valuation Date coincident with or immediately preceding the date of distribution.

                    The foregoing notwithstanding:

                    a. If the value of a Participant's Vested Interest is less than $3,500, the Vested Interest will be distributed as soon as administratively practicable following the termination date;

                    b.   If  the value of a Participant's  Vested
                         Interest  is  greater  than  $3,500, the
                         Participant    must   consent   to   the
                         distribution;

                    c.   A Participant's Vested Interest shall be
                         distributed    no   later    than    the
                         Participant's Required Beginning Date.

                    In no event shall a distribution occur while a participant remains in the employ of an Employer, except in the event of a withdrawal by reason of Financial Hardship or after age 59 1/2, as described in Sections 11.1 and 11.2, below.

                    The  distribution  rules  that  apply  to  an
                    "alternate  payee"  pursuant  to a "qualified
                    domestic  relations  order"  are  stated   in
                    Section 9.4 herein.

                                         31.

               Article XI, Section 11.3, Loans to Participants, is amended, effective January 1, 1996, to add a new paragraph (l) to read as follows:

                    (l) Any loan repayment suspension for a Participant will not be taken into account for purposes of Code sections taxing unpaid loans for any part of any period during which such Participant is in the Service in the Uniformed
                         Services, will not be considered in testing for discriminatory benefits or treated as a "prohibited transaction" between the Plan and Participant.

               IN WITNESS WHEREOF, Avondale Industries, Inc. has caused this amendment to be executed in multiple originals by its officers thereunto duly authorized and its corporate seal to be hereunto affixed, as of the 31st day of December, 1996.
                                      ----        --------

          WITNESS:                      AVONDALE INDUSTRIES, INC


          /s/ JOY T. RINALDI                BY: /s/ THOMAS M. KITCHEN
          ------------------                    ---------------------
                                             Thomas M. Kitchen, Secretary
          /s/ JACKIE H. WALKER
          --------------------

          ATTEST

          BL HICKS
          --------
          (Corporate Seal)

                                    ACKNOWLEDGMENT

               STATE OF LOUISIANA

               PARISH OF JEFFERSON

               BEFORE ME, the undersigned Notary Public, personally came and appeared Thomas M. Kitchen, who being by me sworn did depose and state that he signed the foregoing Amendment
               Number One to the Avondale Industries,Inc. 401(k) Savings Plan as a free act and deed on behalf of Avondale Industries, Inc. for the purposes therein set forth.

               WITNESS:

               /s/ JOY T. RINALDI                /s/ THOMAS M. KITCHEN
               ------------------                ---------------------
                                                 Thomas M. Kitchen
               /s/ JACKIE H. WALKER
               --------------------



               SWORN TO AND SUBSCRIBED
               BEFORE ME THIS 31st DAY
                              ----
               OF DECEMBER, 1996.

               /s/ A. BLOMKALNS
               ----------------
               NOTARY PUBLIC